                                                                 EXHIBIT 10.16.1


                    THIS DOCUMENT IS NOT "COUNTERPART NO. 1 -
                    AGENT'S ORIGINAL COPY"





                           LEASE INTENDED AS SECURITY



                           Dated as of April 29, 1994


                                     among


                              RYKOFF-SEXTON, INC.,

                                   as Lessee,


                       BA LEASING & CAPITAL CORPORATION,
             not individually, but solely as Agent for the Lessors,


                                      and


                             The Lessors Listed on
                           the Signature Pages Hereto

                               TABLE OF CONTENTS


Article I                    DELIVERY AND ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
            1.1.        Acceptance and Lease of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
            1.2.        Acceptance Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Article II                   LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            2.1.        Initial Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            2.2.        Lease Renewal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Article III                  RENT; OTHER ECONOMIC PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            3.1.        Rent Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            3.2.        Place and Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            3.3.        Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Article IV                   WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            4.1.        Warranty Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            4.2.        Assignment of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Article V                    POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF EQUIPMENT . . . . . . . . . . . . . . . . . . .    5
            5.1.        Restriction on Lessee's Possession and Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            5.2.        Sublease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            5.3.        Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            5.4.        Replacement and Substitution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            5.5.        Alterations, Modifications and Additions; Removable Parts . . . . . . . . . . . . . . . . . . . . .    9
            5.6.        Labeling of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
            5.7.        Inspection of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Article VI                   RISK OF LOSS; REPLACEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
            6.1.        Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
            6.2.        Partial Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
            6.3.        Partial Casualty Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Article VII                  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
            7.1.        Required Coverages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
            7.2.        Delivery of Insurance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Article VIII                 DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
            8.1.        Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
            8.2.        Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
            8.3.        Additional Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
            8.4.        Proceeds of Sale; Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
            8.5.        Right to Perform Lessee's Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

Article IX                   RETURN OF EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

Article X                    EARLY TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

Article XI                   LEASE TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
            11.1.       Lessee's Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
            11.2.       Election of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
            11.3.       Sale Option Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
            11.4.       Payment of Excess Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
            11.5.       Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

Article XII                  AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
            12.1.       Appointment of Agent; Powers and Authorization to Take Certain Actions  . . . . . . . . . . . . . .   28
            12.2.       Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
            12.3.       Action Upon Instructions Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
            12.4.       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
            12.5.       Independent Credit Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
            12.6.       Refusal to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
            12.7.       Resignation or Removal of Agent; Appointment of Successor . . . . . . . . . . . . . . . . . . . . .   32
            12.8.       Separate Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
            12.9.       Termination of Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            12.10.      Compensation of Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

Article XIII                 OWNERSHIP, GRANT OF SECURITY INTEREST AND FURTHER ASSURANCES . . . . . . . . . . . . . . . . .   33
            13.1.       Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            13.2.       Retention of Title or Proceeds in the Case of Default . . . . . . . . . . . . . . . . . . . . . . .   35

Article XIV                  EFFECT OF WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

Article XV                   SURVIVAL OF COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

Article XVI                  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Article XVII                 EFFECT AND MODIFICATION OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Article XVIII                NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Article XIX                  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Article XX                   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Article XXI                  SUCCESSORS AND ASSIGNS; MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
            21.1.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
            21.2.       Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

Article XXII                 ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
            22.1.       Assignment by Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
            22.2.       Lessor Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

Article XXIII                BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

Article XXIV                 JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

Article XXV                  CAPTIONS; TABLE OF CONTENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

Article XXVI                 FINAL AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

Article XXVII                TIMELINESS OF PERFORMANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

Article XXVIII               DISTRIBUTION AND APPLICATION OF RENTS AND OTHER PAYMENTS . . . . . . . . . . . . . . . . . . .   41
            28.1.       Pro Rata Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41



Schedule I          -     Equipment


Exhibit A           -     Form of Investors Letter
Exhibit B           -     Form of Lease Supplement

                           LEASE INTENDED AS SECURITY


         This LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this Lease") dated as of April 29, 1994 (the "Effective Date") is between Rykoff-Sexton, Inc., a Delaware corporation ("Lessee"), with its principal office at 761 Terminal Street, Los Angeles, CA 90021, BA Leasing & Capital Corporation, Pitney Bowes Credit Corporation and Manufacturers Bank (collectively, the "Lessors" and each a "Lessor"), and BA Leasing & Capital Corporation, a California corporation, not in its individual capacity, but solely in its capacity as agent under this Lease ("Agent") for the benefit of the Lessors.

         WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement dated as of April 29, 1994 (the "Participation Agreement"), among Lessee, Sublessee, the Lessors and Agent, Lessors have agreed to purchase and thereafter lease the Equipment to Lessee pursuant to this Lease.

         AND WHEREAS, the Participation Agreement contemplates that, following Lessee's execution and delivery of this Lease, Lessee will sublease a portion of the Equipment to Sublessee pursuant to the terms of the Sublease;

         AND WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires.

         AND WHEREAS, to secure Lessee's obligations under this Lease and the other Operative Agreements, Lessee will grant to the Agent, for the benefit of the Lessors, a security interest in the Collateral, including, without limitation, the Equipment and the Sublease.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   Article I

                            DELIVERY AND ACCEPTANCE

         Section 1.1. Acceptance and Lease of Equipment. Subject to each Participant's satisfaction or waiver, as applicable, of the conditions set forth in Articles II and III of the Participation Agreement, on each Delivery Date and upon execution and delivery of a Lease Supplement covering all of the Equipment to be purchased on such date, Lessors shall lease to the Lessee, and Lessee will lease from the Lessors, on the terms and subject to the conditions in this Lease and such Lease Supplement, the Equipment purchased by the Agent on behalf of the Lessors on such Delivery Date.

         Section 1.2. Acceptance Procedure. Lessors hereby authorize one or more employees of Lessee to be designated by Lessee as the authorized representative or representatives of Lessors to accept delivery of the Equipment on each Delivery Date. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Delivery Date of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by Lessee of the Equipment which is the subject thereof for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.


                                   Article II

                                   LEASE TERM

         Section 2.1. Initial Term. The commencement of the term of this Lease shall be on the Effective Date and shall continue until, but not including, April 29, 1995 (the "Initial Term"), unless earlier terminated in accordance with the provisions herein or extended pursuant to Section 2.2 and
Article XI.

         Section 2.2. Lease Renewal. Lessee may elect to renew this Lease for up to five successive one-year renewal terms (each, a "Renewal Term") as provided in Article XI.


                                  Article III

                        RENT; OTHER ECONOMIC PROVISIONS

         Section 3.1. Rent Payments. On each Payment Date during the Initial Term and each Renewal Term, Lessee shall pay to Agent for the benefit of the Lessors the Interim Rent, Basic Rent or Renewal Rent, as applicable, that has become due and payable pursuant to the terms of each Lease Supplement entered into prior to such Payment Date. Scheduled installments of Basic Rent and Renewal Rent may be adjusted pursuant to Section 6.1.

         Section 3.2. Place and Manner of Payment. (a) Rent and all other sums due Lessors hereunder shall be paid in immediately available funds to Agent, for the benefit of the Lessors, at the Agent's Corporate Office, or at such other office of Agent as it may from time to time specify to Lessee in a notice pursuant to this Lease.
All such payments shall be received by Agent not later than 11:00 a.m. San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been received by Lessor on the next succeeding Business Day. Lessee shall pay to Agent for the benefit of the Lessors, on demand, interest (i) with respect to any overdue amount of Rent or Make-Whole Premium, at the rate per annum which is 2% above the Interest Rate under the Lease Supplement relating to the Functional Unit in respect of which such amount is due and (ii) with respect to any other payment under this Lease that is not paid when due (without taking into account any applicable grace period), at the rate which is 2% per annum above the Interest Rate set forth in Schedule II to the Lease Supplement delivered on the Initial Delivery Date, and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

         (b) Agent shall make all payments to Lessors required under this Lease or the Participation Agreement on the date the Agent receives the applicable payment from Lessee, so long as Agent has received such payment from Lessee not later than 9:00 a.m. San Francisco time, and if Agent receives the applicable payment from Lessee later than 9:00 a.m. San Francisco time, then Agent shall make payment to the Lessors on the next succeeding Business Day. Notwithstanding the foregoing, any such amounts may be held by the Agent pending the Agent's reasonable, good faith determination of the Lessor or Lessors entitled to such payment (and the portion thereof payable to each Lessor), and shall be paid by the Agent to each Lessor entitled thereto promptly upon making such determination by transferring such amounts to such Lessors; provided, however, that if such determination is not made by the end of the second Business Day following receipt by the Agent of the applicable payment and the amount of such payment shall exceed, in the aggregate, $100,000, the Agent shall, at the request of the Required Lessors, invest such funds in Permitted Investments.

         Section 3.3. Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, indemnity and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Equipment, however caused; or (b) by the taking or requisitioning of any or all of the Equipment by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Agent, Lessors or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Lessor to enter into this Lease; or (e) by the attachment of any Lien of any third party to any item of Equipment; or (f) by any prohibition or restriction of or interference with Lessee's use of any or all of the Equipment by any Person; or (g) by the insolvency of or the commencement by or against Lessee, Agent or any Lessor of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessors or the Agent for any reason whatsoever.


                                   Article IV

                                   WARRANTIES

         Section 4.1.     Warranty Disclaimer.  LESSEE ACKNOWLEDGES AND AGREES
THAT: (a) THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE; (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) NEITHER AGENT NOR ANY LESSOR IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (d) NEITHER AGENT NOR ANY LESSOR HAS MADE OR SHALL BE DEEMED TO HAVE MADE: (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT, EXCEPT THAT EACH OF THE LESSORS REPRESENTS AND WARRANTS, SEVERALLY AND NOT JOINTLY, THAT ON EACH DELIVERY DATE IT SHALL HAVE RECEIVED AN UNDIVIDED INTEREST IN WHATEVER TITLE WAS CONVEYED BY THE MANUFACTURERS OF THE EQUIPMENT DELIVERED ON SUCH DELIVERY DATE BY

SUCH MANUFACTURERS, FREE OF LESSOR LIENS CREATED BY SUCH LESSOR EXCEPT FOR PERMITTED LESSOR LIENS AND LIENS CREATED PURSUANT TO THE OPERATIVE AGREEMENTS.

         Section 4.2. Assignment of Warranties. Lessors assign to Lessee, to the extent assignable, all of their interest, if any, in any warranties, covenants and representations of any manufacturer, producer, vendor or maker of any item of Equipment, provided that such assignment shall remain in effect only so long as no Event of Default has occurred and is continuing, and provided, further, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease.


                                   Article V

                        POSSESSION, ASSIGNMENT, USE AND
                            MAINTENANCE OF EQUIPMENT

         Section 5.1. Restriction on Lessee's Possession and Use. Lessee shall not (a) use, operate, maintain or store any Functional Unit, item of Equipment or any portion thereof (i) except in accordance with Section 5.3; or
(ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) abandon any item of Equipment; (c) except as permitted by
Section 5.2 and Section 6.1 of the Participation Agreement, sublease or assign, without the prior written consent of Lessor, any item of Equipment or permit the use thereof by anyone other than Lessee; (d) except as set forth in Section
5.2 and Section 6.1 of the Participation Agreement, sell, assign or transfer any of its rights hereunder or in any item of Equipment, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any item of Equipment, except for Permitted Liens; or (e) except in connection with any maintenance or repair thereof, permit any item of Equipment or any Part relating to such item of Equipment to be located at any location other than the location of such Equipment or Part as of the Delivery Date applicable thereto and as set forth opposite such item of Equipment on
Schedule I of the applicable Lease Supplement. Lessee will defend the sale of the Equipment by Lessee and Manufacturers to Agent, for the benefit of the Lessors, against the claims or demands of all Persons.

         Section 5.2. Sublease. Subject to Sections 6.1(a) and 6.2(a) of the Participation Agreement, so long as no Event of Default has occurred and is continuing, Lessee may sublease one or more Functional Units to a Subsidiary of Lessee without the prior written consent of Lessors or Agent; provided that (i) any such sublease shall automatically expire upon the expiration of the Lease Term or any earlier termination of this Lease and shall be expressly subject and subordinate to this Lease and the Liens created hereby, (ii) the sublease agreement shall be in writing and shall expressly prohibit any further assignment, sublease or transfer and (iii) all of Lessee's rights, title and interest in, to and under the sublease shall be pledged by Lessee to Lessors, as collateral for Lessee's obligations under the Operative Agreements, by delivery of an executed copy upon the execution and delivery thereof, marked as the sole original execution copy for Uniform Commercial Code purposes, to the Agent, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Agent or Lessors may reasonably request in order to create, perfect, preserve and protect Agent's and Lessors' security interest in the sublease. Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such sublease had not been entered into.

         Section 5.3. Maintenance. Lessee shall at its own cost and expense and at all times during the term of this Lease (a) maintain, manage and monitor the Equipment in compliance with all applicable requirements of any law, Authority and/or insurance policies; (b) maintain the Equipment (or cause the Equipment to be maintained) in as good operating order, repair, condition and appearance as it was on the date such Equipment became subject to this Lease (assuming that, as of such date, the Equipment was in good operating order, repair, condition and appearance), ordinary wear and tear excepted; (c) maintain, manage and monitor the Equipment in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts); (d) conduct all scheduled maintenance of the Equipment in conformity with Lessee's past practices, and manufacturer's maintenance and repair guidelines, for similar equipment (including, without limitation, Lessee's maintenance program for such equipment); and (e) cause the Equipment to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed. Lessee shall in any event maintain the Equipment (or cause the Equipment to be maintained) in at least as good a condition as comparable equipment owned or leased by it or any of its Subsidiaries. Lessee will maintain or cause to be maintained and shall permit the Agent and Lessors to inspect any records, logs and other materials required by any governmental authority having jurisdiction to be maintained or filed in respect of any items of Equipment.

         Section 5.4.     Replacement and Substitution.

                 (a) In the event that any Part which may from time to time be incorporated or installed in or attached to any item of Equipment, or any item of Equipment itself, becomes at any time worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty or Partial Casualty, in which event the provisions of Section 6.1 or 6.2 hereof shall apply), Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, such Part or item of Equipment (the Substituted Item") with a replacement Part or item of Equipment (a "Replacement Part"). In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee will, at its own cost and expense, replace such Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Equipment were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any item of Equipment shall remain subject to the interests of the Agent and the Lessors under the Operative Agreements, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such item of Equipment and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such item of Equipment as above provided, without further act
         (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of the Lessors, and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in the Lessors and (iii) such Replacement Part shall become subject to this Lease and the security interest created hereunder and be deemed part of such item of Equipment for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such item of Equipment on the date such item of Equipment became subject to this Lease. No later than 45 days after the end of each fiscal quarter of Lessee, Lessee shall deliver to Lessors a Bill of Sale evidencing the conveyance by Lessee to the Lessors of all Replacement Parts not previously evidenced by a Bill of Sale and such other documents in respect of such Part or Parts as the Required Lessors may reasonably request in order to confirm that title to such Part or Parts has passed to Lessors, as provided above. Each such Bill of Sale shall provide that each Lessor is granted an undivided interest in such Replacement Parts equal to its Lease Percentage as of the date of such transfer.

                 (b) In addition to the foregoing, Lessee shall have the option at any time to replace any Functional Unit (a "Replaced Unit") with a substitute Functional Unit (a "Replacement Unit"), subject to the following conditions:

                          (i) any such Replacement Unit shall satisfy one of
                 the following conditions: (x) the Replacement Unit shall consist of items of new equipment of identical manufacture and model as the equipment comprising the Replaced Unit, or (y) such Replacement Unit shall have a utility, an Appraised Value, and an economic useful life at least equal to those of the Replaced Unit immediately prior to such substitution, assuming that the Replaced Unit was in the condition and repair required to be maintained by the terms of this Lease, and Lessee shall have provided to the Agent and each Lessor, at Lessee's expense, an Appraisal satisfactory to Agent and each Lessor in their sole and absolute discretion with respect to the determination of such utility, Fair Market Value and economic useful life or (z) such Replacement Unit shall otherwise be acceptable to each of the Lessors in its respective sole and absolute discretion;

                          (ii) Lessee shall have satisfied each of the
                 conditions set forth in Section 4.3 of the Participation Agreement (other than subsection (b) thereof) with respect to the proposed replacement; and

                          (iii) Lessee shall not remove the Replaced Unit from
                 the location set forth onSchedule I to the Delivery Date Notice pursuant to which the Replaced Unit was delivered until such time as it has executed all documents reasonably requested by Agent or any Lessor to perfect the security interest of the Agent, for the benefit of the Lessors, in the Replacement Unit.

         Any Replacement Unit substituted in accordance with this Section 5.4(b) shall thereafter be considered a Functional Unit for all purposes of this Lease.

                 (c) Lessee may request the replacement of an item of Equipment (pursuant to the foregoing subsection (a)) or a Functional Unit (pursuant to the foregoing subsection (b) by delivery of a Replacement Notice in the manner described in Section 4.3 of the Participation Agreement. Upon the satisfaction of the conditions specified in such Section 4.3, each in form and substance satisfactory to the Required Lessors, and the Replacement Part or Replacement Unit becoming subject to this Lease and the security interest created hereunder, Lessor shall execute and deliver to Lessee a bill of sale (without representations or warranties, except that the Substituted Item or Replaced Unit, as the case may be, is free and clear of all Lessor Liens) and such other documents as may be required to release the Substituted Item or Replaced Unit, as the case may be, from the terms and scope of this Lease, in such form as may be reasonably requested by Lessee and are in form and substance satisfactory to the Lessors, all at Lessee's own cost and expense.

         Section 5.5.     Alterations, Modifications and Additions; Removable
Parts.

                 (a) Except as provided in Section 5.4, Lessee shall not remove, replace, modify, improve or alter (collectively, "alter") any item of Equipment or affix or place any Part on any item of Equipment if such alteration or addition would materially impair the originally intended function or use or materially reduce the value of such item of Equipment or the Functional Unit to which such item of Equipment belongs, provided that Lessee, at its own cost and expense, will make, or cause to be made any alteration or addition to or in respect of any item of Equipment that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation (including any Environmental Law) or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"); provided, however, that Lessee shall be under no obligation to take such action so long as the application of the applicable law, rule, regulation or provision is being contested by Lessee pursuant to a Permitted Contest. Lessee shall notify Agent and the Lessors in advance of any proposed alteration of or addition to any item of Equipment if the cost of such alteration or addition, in the aggregate, can reasonably be expected to exceed $250,000, or if such advance notice is not practicable, within 30 days after the completion of such alteration or addition. All Parts affixed to or installed as a part on any item of Equipment, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease.

                 (b) If no Event of Default shall exist, Lessee may remove, at its own cost and expense, any Part at any time during the term of this Lease (such Part, a "Removable Part") which (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to an item of Equipment on the date such item became subject to this Lease or any Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Equipment, (ii) is not a Mandatory Part and (iii) can be removed from any item of Equipment without causing damage to such item of Equipment or diminishing or impairing the value, utility or condition that such item of Equipment would have had at such time had such addition not occurred, provided that (x) such removal will not materially impair the value or use which the item of Equipment would have had at such time had such Part not been affixed to or placed on such Equipment, (y) such Part is not necessary for the continued normal use of such item of Equipment and
         (z) such removal would not cause the Functional Unit to which such items of Equipment belong to no longer constitute a Functional Unit. Lessee shall repair all damage to the item of Equipment resulting from any alteration so as to restore any item of Equipment to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Lessors shall not have any obligation to pay for or to reimburse Lessee for any alteration permitted by this Section 5.5.

Title to all Parts incorporated or installed in or attached or added to any item of Equipment as the result of alterations, modifications or additions under this Section 5.5, except Removable Parts, shall, without further act, vest in Agent, for the benefit of the Lessors, in the manner provided in clause
(ii) of Section 5.4(a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Title to any Removable Part shall not vest in Agent, and upon the removal by Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the item of Equipment from which it was removed. Any Removable Part not removed by Lessee as provided herein prior to the end of the Lease Term or applicable Renewal Term shall become the property of Agent, for the benefit of the Lessors, at such time.

         Section 5.6. Labeling of Equipment. Lessee shall as soon as practicable affix and keep throughout the Lease Term, including any Renewal Terms, labels, plates or other markings, bearing the inscription "Security Interest held by BA Leasing &

Capital Corporation, as agent for the Lessors" upon a prominent place on each item of Equipment reasonably susceptible to being so labeled.

         Section 5.7. Inspection of Collateral. Agent, the Lessors and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral.


                                   Article VI

                           RISK OF LOSS; REPLACEMENT

         Section 6.1. Casualty. Upon a Casualty, Lessee shall give prompt written notice thereof (a "Casualty Notice") to Agent and Lessors, which notice shall specify whether Lessee will:

                 (a) repay the Functional Unit Balance for each Functional Unit subject to such Casualty together with unpaid Accrued Supplement Rent on each such Functional Unit Balance so prepaid to the date of payment and the applicable Make-Whole Premium on each such Functional Unit Balance so repaid. All such amounts shall be paid to Agent for the benefit of the Lessors no later than the next scheduled Payment Date occurring at least 30 days after such Casualty, but in no event later than the Termination Date (such date being referred to as the Casualty Settlement Date"); or

                 (b) replace pursuant to the provisions of Section 5.4(b) hereof and Section 4.3 of the Participation Agreement each Functional Unit with respect to which the Casualty has occurred; provided, however, that upon the occurrence of an Event of Default or an event which with the giving of notice and/or the passage of time could give rise to an Event of Default, Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

         All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid to the Lessee or any of its Affiliates by reason of a Casualty to a Functional Unit shall be deposited into a deposit account established by Agent for the benefit of the Lessors (the "Deposit Account"). Any Casualty Proceeds paid to Agent with respect to a Functional Unit suffering a Casualty shall also be deposited in the Deposit Account. Any monies in the Deposit Account attributable to a Casualty shall be remitted promptly to Lessee after either (i) Lessee's payment in full of the Functional Unit Balance together with the applicable Make-Whole Premium or (ii) Lessee's full compliance with the conditions governing a Replacement Part, as applicable pursuant to clause (a) or (b) above.

         If Lessee has elected to pay the Functional Unit Balance and an amount equal to the applicable Make-Whole Premium pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due hereunder in respect of the Functional Unit or Units suffering a Casualty through the date the Functional Unit Balance and the applicable Make-Whole Premium are paid. Upon payment of each of the amounts required by Section 6.1(a), then all scheduled installments of Rent, including installments of Renewal Rent, thereafter payable for the remainder of the Lease Term in respect of the Lease Supplement applicable to the Functional Unit or Units suffering the Casualty, and the portion of the Purchase Option Exercise Amounts allocable to such Lease Supplement, shall be re-calculated by the Agent in the manner specified in Section 3.1 of the Participation Agreement, without taking into account the Purchase Price or Functional Unit Balance of the Functional Unit suffering the Casualty.

         Section 6.2. Partial Casualty. Upon any Partial Casualty with respect to a Functional Unit, Lessee shall give to Agent and Lessors a Notice of Partial Casualty. As soon as practicable after a Partial Casualty, Lessee shall (a) repair and rebuild the affected portions of such Functional Unit (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 5.3 hereof, provided that the value and functional capability of such Functional Unit, as restored, is at least equivalent to the value and functional capability of such Functional Unit as in effect immediately prior to the occurrence of such Partial Casualty or (b) replace such affected items of Equipment with Replacement Parts pursuant to the provisions of Section 5.4(a).

         Section 6.3. Partial Casualty Proceeds. All Partial Casualty Proceeds received by Lessee or any of its Affiliates as a result of a Partial Casualty shall be promptly paid to Agent. Agent shall deposit such Partial Casualty Proceeds into the Deposit Account and, so long as no Event of Default or event which with the giving of notice and/or passage of time could give rise to an Event of Default shall exist, Agent shall disburse such Partial Casualty Proceeds with respect to a Functional Unit (or an item of Equipment constituting part of such Functional Unit) suffering a Partial Casualty as follows:

                 (a) to Lessee in reimbursement of the costs of repairing and rebuilding the affected portions of such Functional Unit (or item of Equipment constituting part of such Functional Unit) suffering a Partial Casualty which the

         Lessee has chosen to repair and rebuild in accordance with Section 6.2; or

                 (b) upon a Replacement Part being duly substituted for each item of Equipment having suffered a Partial Casualty, to Lessee to the extent Partial Casualty Proceeds with respect to the corresponding Substituted Item were deposited into the Deposit Account.

         Partial Casualty Proceeds held by Agent and to be distributed in accordance with paragraph (a) of this Section 6.3 shall be disbursed by Agent from the Deposit Account to Lessee from time to time (but no more frequently than once per calendar month) to reimburse Lessee for the costs of repairing and rebuilding the affected Functional Units as required under Section 6.2(a), subject to such reasonable disbursement conditions as Agent may impose, including presentation of invoices and other supporting documentation reflecting such costs and delivery of Lien waivers; provided, however, that Agent shall have no obligation to disburse any Partial Casualty Proceeds out of the Deposit Account at any time that Agent, at the direction of the Required Lessors, shall reasonably determine (i) that such Partial Casualty Proceeds are not sufficient to repair and rebuild the affected Functional Units as required by Section 6.2(a) (unless additional funds which are, in the sole discretion of the Required Lessors, sufficient to so repair and rebuild the affected Functional Units have been deposited in the Deposit Account) or (ii) that Lessee is not diligently performing its obligations under Section 6.2. Notwithstanding the foregoing provisions of this Section 6.3, and provided that no Event of Default and no event which with the giving of notice and/or passage of time could become an Event of Default shall exist, if the aggregate amount of Partial Casualty Proceeds attributable to any Partial Casualty is $100,000 or less, Lessee may receive such Partial Casualty Proceeds directly, without delivery to Agent, provided that such Partial Casualty Proceeds are applied in accordance with the requirements of Section 6.2. In the event that Agent receives Partial Casualty Proceeds in an amount that is less than $100,000 and provided that no Event of Default and no event which with the giving of notice and/or passage of time could become an Event of Default shall exist, Agent shall promptly remit such funds to Lessee. Notwithstanding any Partial Casualty, all of Lessee's obligations under this Lease (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease.

                                  Article VII

                                   INSURANCE

         Section 7.1. Required Coverages. Lessee will keep the Equipment insured by financially sound and reputable insurers against loss or damage, with insurance of the kinds and in the amounts customarily maintained by similar corporations engaged in similar operations in similar jurisdictions and carry such other insurance as is usually carried by such corporations, provided that in any event Lessee will maintain:

                 (a) Casualty Insurance -- insurance against risks of direct physical loss or damage with respect to the Equipment (including, without limitation, earthquake insurance) with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a replacement cost basis, be less than the sum of (x) the Lease Balance and (y) an amount equal to the aggregate portion of the interest component of Basic Rent or Renewal Rent to be accrued under all Lease Supplements for 90 days following the date of determination;

                 (b) Public Liability Insurance -- combined single limit insurance against claims for bodily injury, death or property damage in an amount at least equal to $5,000,000 per occurrence with such deductibles as are carried by similarly situated companies involved in operating similar facilities and equipment; and

                 (c) Other Insurance -- such other insurance, including comprehensive motor vehicle, worker's compensation and business interruption insurance, in each case as generally carried by owners of equipment similar to the Equipment and properties in the States of California, Iowa and Oregon, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "10" or be otherwise acceptable to the Required Lessors. Property/Casualty insurance maintained by Lessee shall name Agent, for the benefit of the Lessors, as sole loss payee to the extent such claims relate to items of Equipment subject to this Lease, and liability insurance maintained by Lessee shall name Agent, together with the Lessors, as additional insureds. Each policy referred to in this Section 7.1 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to Agent and the Lessors, (ii) the interests of Agent and the Lessors shall not be invalidated by any act or negligence of Lessee or any person having an interest in any item of Equipment, (iii) such insurance is primary with respect to any other insurance carried by or available to Agent and the Lessors, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent and the Lessors and (v) such policy shall contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them.
Lessee will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

         Section 7.2. Delivery of Insurance Certificates. On or before the Initial Delivery Date and thereafter on each Subsequent Delivery Date, Lessee shall deliver to Agent (with a copy to each Lessor) certificates of insurance reasonably satisfactory to the Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, no sooner than 10 days before and no later than on the last day of April (commencing in 1995), Lessee shall deliver to Agent (with a copy to each Lessor) certificates of insurance evidencing that all insurance required by Section 7.1 hereof to be maintained by Lessee with respect to the Equipment subject to this Lease is in effect. With each such certificate of insurance (other than certificates delivered in connection with Delivery Date Closings) Lessee shall cause to be delivered a written report of a firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy is in compliance with the provisions of Section 7.1 hereof and is comparable in all material respects with insurance carried by responsible owners and operators of equipment similar to the Equipment.


                                  Article VIII

                                    DEFAULT

         Section 8.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) any payment of Rent shall not be paid when due, or any other payment payable by Lessee under any Operative Agreement shall not be paid within ten (10) Business Days;

                 (b) any representation or warranty on the part of Lessee contained in any Operative Agreement or in any certificate, letter or other writing or instrument furnished or delivered to Agent or the Lessors pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                 (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed underSections 5.1(c) or 5.1(d), Section 5.2,
         Article XI, or Section 21.2 hereof;

                 (d) Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 7.1 hereof;

                 (e) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Agent or any Lessor to Lessee or (ii) Lessee has Actual Knowledge thereof, provided that if such failure cannot be remedied within such 30-day period and Lessee is diligently proceeding, as determined in the absolute discretion of the Required Lessors, to correct such failure of performance and such failure of performance is capable of being remedied within a single additional 30-day period, such period shall be extended for an additional 30 days;

                 (f) (i) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) corporate action shall be taken by Lessee for the purpose of effectuating any of the foregoing;

                 (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or the appointment of a receiver, agent, custodian or liquidator for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be;

                 (h) a contribution failure occurs with respect to any Pension Plan (other than a Multiemployer Plan) sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412(n) of the Code with respect to any Pension Plan (other than a Multiemployer Plan) as to which Lessee or any Related Person to Lessee may have any liability, there shall exist an unfunded current liability (as defined in 302(d)(8) of ERISA) with respect to any Pension Plan which unfunded current liability is material to the consolidated financial condition of Lessee and its consolidated subsidiaries taken as a whole, steps are undertaken to terminate any Pension Plan, any Reportable Event occurs with respect to a Pension Plan for which notice to the PBGC has not been waived, any action is taken with respect to a Pension Plan which could result in the requirement that Lessee or any Related Person to Lessee furnish a bond or other security to the PBGC or such Pension Plan, the occurrence of any event which could cause Lessee or any Related Person to Lessee to incur any material liability, fine or penalty with respect to any Pension Plan or any material increase in liability with respect to any Pension Plan, or the occurrence of any event that could result in any material increase in the liability (or contingent liability) of Lessee or any Related Person to Lessee with respect to post-retirement benefits under any Welfare Plan;

                 (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any of its Subsidiaries shall, directly or indirectly, contest in any manner in a court of competent jurisdiction the effectiveness, validity, binding nature or enforceability thereof or the security interest securing Lessee's obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

                 (j) Lessee or any of its Subsidiaries shall fail to make any payment when due in respect of any indebtedness (including, without limitation, the indebtedness under the Prior Debt Agreements) or any guarantee, installment purchase agreement or similar contingent obligation, or as a result of an event of default, the maturity of an indebtedness (including, without limitation, the indebtedness under the Prior Debt Agreements) or contingent obligation has been accelerated prior to its express maturity, provided that the aggregate of all such defaulted payments and/or accelerations of principal exceeds $5,000,000 or more;

                 (k) a judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against Lessee or any of its Subsidiaries, and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; and

                 (l) Lessee or any of its "subsidiaries" (as defined in the Credit Agreement) shall default after the Expiration Date in the performance or observance of the covenants set forth in Sections 6.10, 6.11, 6.12, 6.13 or 6.14 of the Credit Agreement as these Sections are in effect on the Expiration Date, it being understood that, for purposes of thisSection 8.1(l), the aforementioned covenants and the related definitions and ancillary provisions from the Credit Agreement shall be incorporated by reference herein for the benefit of the Lessors and Agent and shall be treated as having survived any termination of the Credit Agreement so long as any obligation of Lessee may be due and owing under any Operative Agreement.

         Section 8.2. Remedies. If any Event of Default has occurred and is continuing, Agent, on behalf of the Lessors as provided for in Article XII, may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute, including without limitation any applicable Uniform Commercial Code).

                 (a) Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof.

                 (b) Agent (with the consent of the Required Lessors) may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Agent may do any one or more of the following, as instructed by the Required Lessors: (i) declare the Lease Balance, all unpaid Accrued Rent, all other amounts then due and payable by Lessee under this Lease and the other Operative Agreements and an amount equal to the Aggregate Make-Whole Premium to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Sections 7.1, 7.2 and 11.5 of the Participation Agreement) in addition thereto which Lessor shall have sustained by reason of such Event of Default, (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law, (iii) enter upon the premises where any item of Equipment may be and either remove such Equipment (or any portion thereof), with any damage to the improvements upon which the Equipment may be attached to be borne by Lessee, or take possession of the Equipment and (iv) require Lessee to disassemble and return the Equipment as provided in Article IX hereof.

                 (c) Agent may require Lessee immediately to purchase the Equipment for a purchase price equal to the sum of the Lease Balance, all unpaid Accrued Rent, an amount equal to the Aggregate Make-Whole Premium and all other amounts then due and payable under the Operative Agreements.

                 (d) If an Event of Default set forth in Section 8.1(a) (a "Payment Default") shall have occurred, any Lessor may declare the Lease Balance immediately due and payable by giving written notice to Agent, Lessee and each other Lessor, whereupon the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. If an Event of Default set forth in Sections 8.1(f) or 8.1(g) (an "Insolvency Defaul") shall have occurred, the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. If an Event of Default other than an Insolvency Default or a Payment Default shall have occurred and be continuing, the Agent, with the consent of the Required Lessors, may declare the Lease (and each Lease Supplement) to be terminated and all payments thereunder to be due and payable immediately by giving written notice to Agent, Lessee and each Lessor, whereupon the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. Nothing contained in this
         Section 8.2 shall limit the application of Article XXVIII in accordance with its terms.

Except for notices expressly otherwise provided for in the Operative Agreements, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

         Section 8.3. Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur, Agent shall, if instructed by the Required Lessors, sell the Collateral in one or more sales; provided, Lessors shall have no liability to Lessee if they fail to instruct Agent to conduct such a sale. Any Lessor or Agent may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

         Section 8.4. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by Agent at any time when an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by Agent, shall be distributed forthwith upon receipt by Agent in the following order of priority:

                 first: so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of Agent in connection with acting as Agent not previously paid by Lessee shall be distributed to Agent;

                 second: so much of such payments or amounts as shall be required to reimburse first Agent and then any Lessor for any tax (except as excluded pursuant to Section 8.1 of the Participation Agreement), expense or other amount owed to

         Agent (in its capacity as Agent) or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by Agent (in its capacity as Agent) or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by Agent first to itself and then to Lessors; and in case the aggregate amount so to be paid to the Lessors in accordance herewith shall be insufficient to pay all such amounts as aforesaid, then ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to this provision but for such insufficiency bears to the aggregate amount which would have been distributed to all Persons except for such insufficiency;

                 third: (i) so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Lessors for payments or deposits pursuant to Article XII (to the extent not previously reimbursed and to the extent not constituting an indemnity paid or payable for an act constituting gross negligence or willful misconduct) shall be distributed to the then existing or prior Lessors, ratably, without priority of one over the other, in accordance with the amount of the payments or deposits made by each such then existing or prior Lessor pursuant to such Article XII; and
         (ii) so much of such payments or amounts remaining as shall be required to pay the then existing or prior Lessors the amounts payable to them pursuant to the provisions of Section 8.5 hereof or Section
         11.5 of the Participation Agreement and the amounts of all other unpaid obligations then due and payable to them hereunder and under the Participation Agreement (other than obligations covered by clause fourth of this Section 8.4) shall be distributed to each Lessor (including its predecessor holders thereof) entitled thereto; and in case the aggregate amount so to be paid in accordance with clauses (i) and (ii) above shall be insufficient to pay all such amounts as aforesaid, then, ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to thisclause third but for such insufficiency bears to the aggregate amount which would have been distributed to all such Persons pursuant to this clause third but for such insufficiency;

                 fourth: so much of such payments or amounts remaining as shall be required to pay in full each Lessor's Lease Percentage of the aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, and all accrued but unpaid Accrued Rent (including, to the extent permitted by applicable law, interest on interest) shall be distributed to the Lessors, and in case the aggregate amount to be so distributed shall be insufficient to pay the unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, and all accrued but unpaid Accrued Rent in full all as aforesaid, then, ratably, without priority of one over the other, in the proportions that each Lessor's Lease Percentage of aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, then due and payable and all accrued but unpaid Accrued Rent to the date of distribution bears to the aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, due and payable and all accrued but unpaid Accrued Rent to the date of distribution under the Lease; and

                 fifth: so much of such payments or amounts as shall remain shall be distributed to Lessee.

         Section 8.5. Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Agreement, whether or not an Event of Default has occurred and is continuing, Agent, upon written instructions from the Required Lessors and receipt by Agent of indemnification satisfactory to it, may perform such agreement and the fees and expenses incurred by Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Agent or one or more Lessors shall accrue at the rate provided in Section 3.2 for overdue payments.


                                   Article IX

                              RETURN OF EQUIPMENT

         If Agent, upon the instruction of the Required Lessors, shall rightfully demand possession of the Equipment pursuant to this Lease, Lessee, at its expense, shall forthwith disassemble, package to facilitate reassembly and deliver exclusive possession of such Equipment to Agent at a location designated by Agent, together with a copy of an inventory list of the Equipment then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Equipment that have been received or prepared by Lessee, appropriately protected and in the condition required by Section 5.3 hereof, to Agent. In addition, if this Lease has been terminated pursuant to Section 8.2, Lessee shall maintain the Equipment in the condition required by Section 5.3, store the Equipment without cost to the Agent or any Lessor and keep all of the Equipment insured in accordance with Article VII for 90 days after redelivery thereof.


                                   Article X

                               EARLY TERMINATION

         If no Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default shall exist, on any Payment Date after the first Renewal Term, Lessee may, at its option, by giving at least 30 days advance written notice to Agent and the Lessors, purchase all, but not less than all, of the Equipment for the sum of (i) all unpaid Accrued Rent due and payable on or prior to such Payment Date, (ii) the Lease Balance (after taking into account all payments actually made pursuant to clause (i)),
(iii) an amount equal to the Aggregate Make-Whole Premium, and (iv) all other fees and expenses then due and payable pursuant to this Lease and the other Operative Agreements. Upon the payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent shall execute and deliver to Lessee a bill of sale (without representations or warranties, except that the Equipment is free and clear of Lessor Liens) and such other documents as may be required to release the Equipment from the terms and scope of this Lease, in such form as may be reasonably requested by Lessee, all at Lessee's own cost and expense.


                                   Article XI

                               LEASE TERMINATION

         Section 11.1. Lessee's Options. Not later than 270 days prior to the last day of the Initial Term, or of any Renewal Term then in effect hereunder (other than the fifth Renewal Term in the case of paragraph (a) below), Lessee shall by delivery of written notice to the Agent and Lessors, exercise either the Renewal Option, on the one hand, or the Lessee Purchase Option or the Sale Option, or a combination of both, on the other hand, all in accordance with the terms set forth below:

                 (a) Renew this Lease as to all of the Equipment for an additional one year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and in each Lease Supplement;

                 (b) Purchase for cash all or one or more Functional Units then subject to this Lease on the last day of the Initial Term or Renewal Term with respect to which such option is exercised (the Lessee Purchase Option"). If Lessee elects to exercise the Lessee Purchase Option with respect to all of the Functional Units then subject to this Lease, Lessee shall pay to Agent, for the benefit of the Lessors, the Purchase Option Exercise Amount, the Aggregate Make-Whole Premium (provided such premium shall not be due if such option is exercised at the end of the fifth Renewal Term) and any other amounts then due and payable by Lessee under the Lease or any other Operative Agreement. If Lessee elects to exercise the Lessee Purchase Option with respect to Functional Units comprising less than all of the Functional Units then subject to this Lease, (A) Lessee shall pay to Agent, for the benefit of the Lessors, together with all Rent then due and payable the sum of the following amounts:

                          (i) the applicable Make-Whole Premium with respect to
                 each Functional Unit subject to the Lessee Purchase Option (provided such premium shall not be due if such option is exercised at the end of the fifth Renewal Term), and

                          (ii) with respect to each Functional Unit subject to
                 the Lessee Purchase Option, the greater of (x) the Functional Unit Balance of such Functional Unit to be purchased or (y) the Appraised Value of such Functional Unit at the date of purchase, provided that in no event shall Lessee be required to pay to Agent an amount greater than the Lease Balance (after application of Proceeds pursuant to subsection (c) below) plus the applicable Make-Whole Premiums if due as provided for above and any other amounts then due and payable by Lessee under the Lease and (B) Lessee shall be deemed to have elected the Sale Option (defined below) with respect to all of the remaining Functional Units, provided, however that if after the Lessee's election of the Lessee Purchase Option the total Purchase Price of the remaining Functional Units represents less than 20% of the total Purchase Price of all Functional Units subject to the Lease immediately prior to the purchases contemplated by Sections 11.1(b) and 11.1(c), Lessee shall be treated as having made the Lessee Purchase Option with respect to all of the Functional Units;

                 (c) (1) Sell on behalf of Lessors on the Termination Date for cash, to a purchaser or purchasers not in any way affiliated with Lessee, the Functional Units not purchased by Lessee pursuant to the Lessee Purchase Option (the Sale Option"); provided, however, that Lessee may exercise the Sale Option only with respect to Functional Units whose aggregate Purchase Price represents at least 20% of the total Purchase Price of all Functional Units then subject to the Lease. If Lessee elects the Sale Option with respect to Functional Units comprising less than all of the Functional Units then subject to this Lease, Lessee shall be deemed to have elected the Lessee Purchase Option with respect to all of the remaining Functional Units.

                          (2) Simultaneously with dispositions pursuant to the Sale Option, Lessee shall pay to Agent, for the benefit of the Lessors, from the gross proceeds of such sales, without deductions or expense reimbursements (the Proceeds"), the Lease Balance as of the Termination Date (as determined after any payment of Rent due on such date) plus the applicable Make-Whole Premiums (except that no Make-Whole Premiums shall be payable by Lessee on Functional Units sold pursuant to an exercise of the Sale Option with respect to the second, fourth or fifth Renewal Term) and any other amounts then due and payable under any of the Operative Agreements. If the Proceeds exceed the sum of the Lease Balance as of the Termination Date, plus applicable Make-Whole Premiums as of such date and any other payments then due and payable under any of the Operative Agreements, Lessee will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the sum of the Lease Balance as of the Termination Date plus applicable Make-Whole Premiums as of such date and any other payments then due and payable under any of the Operative Agreements, Lessee will pay or will cause to be paid to Agent, for the benefit of the Lessors, on the Termination Date (i) the Proceeds and
         (ii) from its own funds, the sum of any payments then due and payable under any of the Operative Agreements, including any installments of Rent then due and payable, applicable Make-Whole Premiums (except that no Make-Whole Premiums shall be payable by Lessee on Functional Units sold pursuant to an exercise of the Sale Option with respect to the second, fourth or fifth Renewal Term) plus, at the option of the Required Lessors, either (x) the Applicable Percentage Amount or (y) the Recourse Deficiency Amount (the amount determined pursuant to this clause (ii) shall be referred to as the "Sale Recourse Amount"); provided that in no event shall the Sale Recourse Amount exceed the Lease Balance and the applicable Make-Whole Premiums, if required above, after taking into account all payments of Rent and Proceeds. Agent, upon instruction of the Required Lessors, shall exercise the option in the preceding sentence by written notification to Lessee not later than ten Business Days prior to the last day of the Lease Term. The obligation of Lessee to pay the Sale Recourse Amount shall be a recourse obligation of Lessee (and shall be in addition to any other recourse obligation of Lessee under any other provision of the Operative Agreements) and shall be payable on the date provided for in the preceding sentence. The Sale Recourse Amount and all Proceeds paid to Agent for the direct benefit of the Lessors shall be distributed in accordance with Article XXVIII.

         Section 11.2. Election of Options. Lessee's election of any of the foregoing options in Section 11.1 shall be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed, in the case of the Initial Term and each Renewal Term then in effect (other than the fifth Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the fifth Renewal Term, Lessee will be deemed to have irrevocably elected the Lessee Purchase Option with respect to all of the Functional Units then subject to this Lease. In addition, if there exists an Event of Default at any time after the Sale Option is properly elected, the Sale Option shall automatically be revoked and Lessor shall be entitled to exercise all rights and remedies provided in Article VIII. Lessee may not elect the Sale Option if there exists on the date the election is made an Event of Default or an event which with the giving of notice and/or passage of time could become an Event of Default.

         Section 11.3. Sale Option Procedures. If Lessee elects the Sale Option, Lessee shall use its best commercial efforts to obtain the highest all cash purchase price for the Functional Units subject to the Sale Option. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of such Equipment, delivery of documents and Equipment, certification and testing of such Equipment in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer shall be borne entirely by Lessee, without regard to whether such costs were incurred by Agent, the Lessors, Lessee or any potentially qualified buyer. Neither Agent nor Lessors shall have any responsibility for procuring any purchaser. If, nevertheless, any Lessor, or Agent, at the direction of the Required Lessors, undertakes any sales efforts, Lessee shall promptly reimburse Agent or such Lessor for any charges, costs or expenses incurred in such effort, including any allocated time charges, costs or expenses of internal counsel or other attorneys' fees. Equipment subject to the Sale Option shall be in the condition required by Section 5.3 hereof at the time of the sale. Agent, at the direction of the Required Lessors, shall determine whether to accept the highest all cash offer for the Equipment subject to the Sale Option. Any purchaser or purchasers of the Equipment shall not in any way be affiliated with Lessee. Pending the consummation of the Sale Option, Lessee shall at all times maintain the Equipment in the condition required by Section 5.3, store the Equipment without cost to the Lessors and keep all of the Equipment insured in accordance with Article VII hereof.

         Section 11.4. Payment of Excess Amounts. Following the application of all amounts required pursuant to Section 11.2, if the Appraised Value of any Functional Unit sold pursuant to the Sale Option (without taking into account any removal costs) as of the Termination Date is in excess of the Proceeds attributable to any such Functional Unit, Lessee shall promptly pay to Agent, for the benefit of the Lessors, such excess.

         Section 11.5. Appraisals. If Lessee gives notice of exercise of the Sale Option with respect to one or more Functional Units, Agent (upon direction from any Lessor) shall engage an appraiser of nationally recognized standing reasonably acceptable to the Required Lessors, at Lessee's expense, to determine (by appraisal methods satisfactory to Lessors holding at least 66.67% of the Outstanding Investments in their sole and absolute discretion) the Fair Market Value of the Equipment subject to the Sale Option as of (a) the first day of any Renewal Term in which the Sale Option was elected, and (b) the Termination Date. The Appraised Value determined pursuant to this Section 11.5 shall be applied in accordance with the provisions of this Article XI.


                                  Article XII

                                     AGENT

         Section 12.1. Appointment of Agent; Powers and Authorization to Take Certain Actions.

                 (a) Each Lessor irrevocably appoints and authorizes BA Leasing & Capital Corporation to act as agent hereunder, with such powers as are specifically delegated to Agent by the terms of this Lease, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Agent to, and Agent agrees for the benefit of the Lessors, that, on each Delivery Date it will accept the documents described in Articles II and III of the Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to this Lease and disburse such payments or proceeds in accordance with this Lease. Agent shall have no duties or responsibilities except those expressly set forth in this Lease and the Participation Agreement. Agent shall not be responsible to any Lessor (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in this Lease, the Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Lease or the other Operative Agreements, other than the representations and warranties made by Agent in Section 5.3 of the Participation Agreement, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to the Agent's obligations under Section 6.3 of the Participation Agreement) or of this Lease or any other document referred to or provided for herein or (iii) for any failure by Lessee, any Lessor or any other third party (other than Agent) to perform any of its obligations hereunder. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

                 (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any item of Equipment or this Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into this Lease against Agent. The permissive right of Agent to take actions enumerated in this Lease shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 12.1(c) below, no provision of this Lease shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations hereunder, or in the exercise of any of its rights or powers hereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

                 (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

                 (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

         Section 12.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under this Lease).

         Section 12.3. Action Upon Instructions Generally. Subject to Sections 8.2(d), 12.4 and 12.6, upon written instructions of the Required Lessors, Agent shall, on behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any item of Equipment, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions.
Agent shall deliver to each Lessor a copy of each notice, report and certificate received by Agent described in Article X and Sections 5.4, 5.5, 6.1, 6.2, 7.1, 7.2 and 11.1 hereof and Sections 6.1 and 6.2 of the Participation Agreement. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an event which with the passage of time and/or the giving of notice could result in an Event of Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or event which with the passage of time and/or the giving of notice could result in an Event of Default unless a Responsible Officer of Agent is notified in writing of such Event of Default or event which with the passage of time and/or the giving of notice could result in an Event of Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article III.
If Agent receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Lessor. Subject to Sections 8.2(d), 12.4 and 12.6 and Article XVII, Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors; provided that, unless and until Agent receives such directions, Agent shall refrain from taking any action with respect to such Event of Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2, Required Lessors may deliver written instructions to the Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Lessors, Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 10.1 of the Participation Agreement, cannot be modified or amended without the consent of all Lessors. As to any matters not expressly provided for by this Lease, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

         Section 12.4. Indemnification. Each Lessor shall reimburse and hold Agent harmless, ratably in accordance with its Lease Percentage at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, the Lessee in accordance with Section 7.1 of the Participation Agreement) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) this Lease or any other Operative Agreement, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby, or (ii) instructions from the Required Lessors (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Lessor shall be liable for any of the foregoing to the extent they arise from
(a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in
Section 5.3 or in Section 6.3 of the Participation Agreement or in this Lease,
(c) in the case of the Agent's handling of funds, the failure to act with the same care as the Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by the Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Agreements.

         Section 12.5. Independent Credit Investigation. Each Lessor by entering into this Lease agrees that it has, independently and without reliance on Agent or any other Lessor and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Lease and all related documents to which it is a party and that it will, independently and without reliance upon Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Lease and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Lease and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Lessor, it being understood that Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Agreement, Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its affiliates) that may come into the possession of Agent or any of its Affiliates.

         Section 12.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in Section 6.3 of the Participation Agreement, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from Agent's gross negligence or willful misconduct, it being understood that no action taken, or not taken, by Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute gross negligence or willful misconduct on its part) and (b) it is reasonably satisfied that such action is not contrary to this Lease or any other Operative Agreement or to any applicable law.

         Section 12.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor or may be removed at any time by written notice from the Required Lessors. Upon any such resignation or removal, the Required Lessors at the time of the resignation or removal shall have the right to appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

         Section 12.8. Separate Agent. The Required Lessors may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any item of Equipment or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the items of Equipment or Collateral or this Lease, and vest in such individuals or corporations, in such capacity, such title to the items of Equipment or Collateral or this Lease or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it or he shall be vested with such interest in the items of Equipment or Collateral and this Lease or any part thereof, and with such rights and duties, not inconsistent with the provisions of this Lease, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of this Lease. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the items of Equipment or Collateral and this Lease and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

         Section 12.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to this Lease in accordance with Article XXVIII, provided that at such time Lessee shall have complied fully with all the terms hereof.

         Section 12.10. Compensation of Agency. Lessee shall pay Agent its reasonable and customary fees, costs and expenses for the performance of Agent's obligations hereunder.


                                  Article XIII

                          OWNERSHIP, GRANT OF SECURITY
                        INTEREST AND FURTHER ASSURANCES

         Section 13.1. Grant of Security Interest. Title to the Equipment shall remain in the Agent, for the benefit of the Lessors, as security for the obligations of Lessee hereunder and under each of the other Operative Agreements to which it is a party until such time as Lessee has fulfilled all of its obligations hereunder and under such other Operative Agreements. Lessee hereby assigns, grants and pledges to Agent, for the benefit of the Lessors, a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement. Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and/or record any further documents which Agent or any Lessor may reasonably request in order to protect its or their title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agent's or Lessor's rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Agent, for the benefit of the Lessors, such documents and assurances and take such further action as Agent or Lessors may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of

Lessors and Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent or Lessors in and to the Equipment, subject to no Lien other than Permitted Liens, or of such financing statements, fixture filings, certificates of title or other documents with respect hereto as Agent may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements, fixture filings and certificates of title or other documents as may require execution by Lessee. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements, fixture filings and certificates of title to be filed without the necessity of the signature of Lessee. Upon Lessee's request and at such time as all of the obligations of Lessee under this Lease and any other Operative Agreement have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), Agent shall, and Agent is hereby authorized by Lessors to act on their behalf to, execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's own cost and expense, to evidence Agent's release of Agent's security interest in the Collateral. At such time, Agent shall execute and deliver to Lessee a bill of sale (without representations or warranties except that the Equipment is free and clear of Lessor Liens) for the Equipment. Notwithstanding the foregoing, such release shall not relieve Lessee of its continuing obligations under Articles VII, VIII, and XI of the Participation Agreement or any other provision of an Operative Agreement which survives the termination hereof.

         Section 13.2. Retention of Title or Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) or title to any item of Equipment hereunder but for the existence of any Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default, Agent shall, on behalf of the Lessors, hold such amount or item of Equipment as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder, provided that Agent shall distribute such amount or transfer such Equipment in accordance with the other terms of this Lease if and when no Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default exists.


                                  Article XIV

                                EFFECT OF WAIVER

         No delay or omission to exercise any right, power or remedy accruing to Lessors upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article XVII with respect to approval by Lessors.


                                   Article XV

                             SURVIVAL OF COVENANTS

         All claims pertaining to the representations, warranties and covenants of Lessee under Articles II, III, IV, V, VI, VII, X, XI, XXI and XXII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.


                                  Article XVI

                                 APPLICABLE LAW

         THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.


                                  Article XVII

                        EFFECT AND MODIFICATION OF LEASE

         No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, shall be valid unless the same shall be effected in accordance with Article X of the Participation Agreement.


                                 Article XVIII

                                    NOTICES

         All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.


                                  Article XIX

                                  COUNTERPARTS

         This Lease has been executed in several counterparts. One counterpart has been prominently marked "Counterpart No. 1 -- Agent's Original Copy." Only the counterpart marked "Counterpart No. 1 -- Agent's Original Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent, for the benefit of the Lessors.


                                   Article XX

                                  SEVERABILITY

         Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.


                                  Article XXI

                         SUCCESSORS AND ASSIGNS; MERGER

         Section 21.1. Successors and Assigns. This Lease shall be binding upon the parties hereto and, subject to Article XXII hereof, their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 21.2. Merger. Except as otherwise provided in Section 6.1(a)(ii) of the Participation Agreement, Lessee shall not consolidate with or merge with or into any other corporation or entity, or permit any other corporation or entity to consolidate with or merge with or into Lessee or any subsidiary of Lessee.

                                  Article XXII

                                  ASSIGNMENTS

         Section 22.1. Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other person, except as permitted or required by Section 5.2 or Section 6.1 of the Participation Agreement.

         Section 22.2. Lessor Transfers. No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Agreements, any Collateral and its interest in the Equipment except that without the prior written consent of the Agent or the Lessee (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business without the consent of the Lessee or the Agent; provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless this Section (other than clause (x)) is complied with, (y) any Lessor may transfer all or any portion of its interest to any other existing Lessor and (z) any Lessor may transfer any or all of such right, title and interest as provided in paragraph (a) or (b) below:

                 (a) Transfers to Affiliates. Subject to the satisfaction of the conditions set forth in this Section 22.2, any Lessor may make any such assignment, conveyance or transfer to any Affiliate if such transferee's obligations under the Operative Agreements shall have been unconditionally guaranteed by such Lessor by an instrument in form and substance reasonably satisfactory to the Agent; provided that the term of such Lessor's guarantee shall not be required to extend past March 31, 1995.

                 (b) Transfers to Non-Affiliates. Subject to the satisfaction of the conditions set forth in this Section 22.2, any Lessor may make any such assignment, conveyance or transfer to any entity which does not qualify as a transferee under the preceding paragraph (a) if (x) (i) such entity has a consolidated net worth of at least $100,000,000 as at the end of its most recent fiscal year, or
         (ii) such transferee entity's obligations under the Operative Agreements shall have been unconditionally guaranteed by the transferor by an instrument in form and substance reasonably satisfactory to the Lessee and the Agent or (iii) such transferee entity's obligations under the Operative Agreements are unconditionally guaranteed by an instrument in form and substance reasonably satisfactory to the Required Lessors) by an entity controlling such transferee entity, if such entity would qualify as a transferee entity under clause (i) hereof and (y) the provisions of Section 22.2(d) through (i) below are satisfied with respect to such transfer.

                 (c) Transfer with Consent. Any transfer to an entity other than one satisfying the requirements set forth in paragraph (a) or (b) of this Section 22.2 may only be made with the prior written consent of the Lessee and the Required Lessors, which consent shall not be unreasonably withheld or delayed.

                 (d) Required Notice and Effective Date. Any Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to the Lessee, the Agent and each other Lessor at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by the Agent in connection with any such disposition by a Lessor under this Section 22.2 shall be borne by such Lessor. In the event of a transfer under this Section 22.2, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under Section 11.5 of the Participation Agreement.

                 (e) Assumption of Obligations. Any transferee pursuant to this Section 22.2 shall have executed and delivered to the Agent a letter in substantially the form of the Investors Letter attached hereto as Exhibit A, and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent "Lessor" for all purposes of the Operative Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent "Lessor" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, the Agent shall deliver to each Lessor and the Lessee a new Schedule I to the Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

                 (f) Employee Benefit Plans. No Lessor may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in
         Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which the Lessee or such Lessor or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

                 (g)      Limitation on Transfers.  Notwithstanding paragraphs
         (a), (b) and (c) of this Section 22.2, any Lessor proposing to transfer its interest may not make any such assignment, conveyance or transfer at any time when there shall have occurred and be continuing any material default of such Lessor to the Lessee under the Participation Agreement.

                 (h) Amount of Commitment. No Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have a Commitment (assuming for this purpose no funding by such Lessor) of less than U.S. $2,000,000.

                 (i) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to the Agent and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section
         5.2 of the Participation Agreement with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

                                 Article XXIII

                                    BROKERS

         Neither the Lessee nor any Lessor has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Lease or the transactions contemplated hereby, except that Lessee has retained BA Leasing & Capital Corporation as arranger in connection with the transactions contemplated hereby and Lessee shall be responsible for, and shall indemnify, defend, and hold Agent and each Lessor harmless from and against any and all claims, liabilities, or demands by BA Leasing & Capital Corporation, in its capacity as arranger in connection with the transactions contemplated hereby, for fees or other entitlements with respect to this Lease or the transactions contemplated hereby or by the Participation Agreement.


                                  Article XXIV

                                   JURY TRIAL

         LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                  Article XXV

                          CAPTIONS; TABLE OF CONTENTS

         Section captions and the table of contents used in this Lease (including the schedules) are for convenience of reference only and shall not affect the construction of this Lease.


                                  Article XXVI

                                FINAL AGREEMENT

         THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED,

SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                 Article XXVII

                           TIMELINESS OF PERFORMANCE

         The provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.


                                 Article XXVIII

                        DISTRIBUTION AND APPLICATION OF
                            RENTS AND OTHER PAYMENTS

         Section 28.1. Pro Rata Payment. Except as specifically provided for at Section 8.4 of this Lease or Section 4.5 of the Participation Agreement, all amounts of money received or realized by Agent pursuant to any Operative Agreement which are to be distributed to the Lessors (other than indemnification payments payable to any Lessor by Lessee under any Operative Agreement and after payment of accrued fees, expenses and indemnification payments payable to Agent in its capacity as Agent that have been due and unpaid for 30 days or more) shall be distributed to each Lessor pro rata, without preference or priority of any Lessor over another, in accordance with the amounts due each Lessor at the time of such payment in respect of the types of obligations described in the Section pursuant to which the distribution is being made; provided, however, that in the case where the aggregate amount to be so paid to the Lessors in accordance herewith shall be insufficient to pay such amounts due to Lessors on such distribution, then such amount shall be distributed ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to this provision, but for such insufficiency, bears to the aggregate amount which would have been distributed to all Persons except for such insufficiency; and provided, further, with respect to Rent, that all amounts shall be applied first to the interest component thereof and then to the principal component.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


RYKOFF-SEXTON, INC.,                                  BA LEASING & CAPITAL CORPORATION,
as Lessee                                             not individually, but solely
                                                      as Agent


By VICTOR B. CHAVEZ                                   By CHERYL J. EMERSON
Name Printed: Victor B. Chavez                        Name Printed: Cheryl J. Emerson
Title: Vice-Pres. & Chief Acctg. Officer              Title: Asst. Vice Pres.


                                                      By CHRISTINE BENNETT
                                                      Name Printed: Christine Bennett
                                                      Title: Asst. Vice Pres.

LESSORS:
- - --------

PITNEY BOWES CREDIT                                   BA LEASING & CAPITAL CORPORATION
CORPORATION


By RUSSELL D. PIPER                                   By CHERYL J. EMERSON
Name Printed: Russell D. Piper                        Name Printed: Cheryl J. Emerson
Title: Region Credit Manager                          Title: Asst. Vice Pres.


                                                      By CHRISTINE BENNETT
                                                      Name Printed: Christine Bennett
                                                      Title: Asst. Vice Pres.


MANUFACTURERS BANK


By MIKE TOOMEY
Name Printed: Mike Toomey
Title: Vice President


                                  SCHEDULE I
                                      TO
                                    LEASE

A.

    Functional
      Unit #              Equipment Description
      ------              ---------------------
        1         Packaging Line #1 (5 lb.)
        2         Packaging Line #3 [Ankeny #11] (1 lb.)
        3         Packaging Line #4 [Ankeny #8] (2 lb.)
        4         Packaging Line #5 [Ankeny #10] (Hand Feed)
        5         Packaging Line #6 (4 & 8 oz.)
        6         Packaging Line #7 (1 lb.)
        7         Packaging Line #8 (1 oz. Tube)
        8         Packaging Line #9 (1 oz. Tube)
        9         Pkgg Line #10 [A#12] (O.M. Bag Fill)
       10         Packaging Line #11 (Mr. Pepper/Jollytime)
       11         Packaging Line #12 (1 lb. Kraft/Rykoff)
       12         Extract Food Service Packaging Line
       13         Extract Retail Packaging Line
       14         Packaging Line #2 [Future] (4 & 8 lb.)
       15         Blending Equipment
       16         Production & Distribution Support
       17         Office & Building Support
       18         Oil Production
       19         Margarine Production
       20         Receiving/Distribution
       21         Injection Molding
       22         Blow Molding
       23         Straw
       24         Mayonaisse Production
       25         Cook Line/Dry Mix
       26         Repro Line
       27         Plastics
       28         Packaging Line Equipment
       29         Production & Distribution Support
       30         Office & Building Support
       31         Portland Location
       32         San Francisco Location

B. The Equipment described in this part B has not been appropriately designated as Functional Units, and each Lessor shall have the right to reject any item of Equipment which otherwise complies with the general categories set forth below, in which case Lessee shall have the right to propose in lieu thereof other Equipment (consisting solely of Functional Units) by providing an amended Delivery Date Notice, and the originally proposed Delivery Date shall not be delayed as a result of such amendment.

                   Equipment Description
                   ---------------------
                   Material handling equipment, pallet racks and office furniture at Lessee's La Mirada, CA distribution center, and
                   Manufacturing and processing equipment located at Sublessee's Ankeny, Iowa facility

                               EXHIBIT A TO LEASE


                            FORM OF INVESTORS LETTER



Rykoff-Sexton, Inc.
[Address For Notice]


BA Leasing & Capital Corporation,
not individually, but solely as Agent
[Address For Notice]


Ladies and Gentlemen:

         Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in that certain Participation Agreement (the "Participation Agreement"), dated as of April ___, 1994, among Rykoff-Sexton, Inc., a Delaware corporation, as Lessee, Tone Brothers, Inc., an Iowa corporation, as Sublessee, certain institutions listed on Schedule I thereto, and BA Leasing & Capital Corporation, a California corporation, as Agent, unless the context otherwise requires. The undersigned has agreed to purchase the interest of _____________ as a Lessor under the Participation Agreement and the other Operative Agreements (as defined therein), representing a Commitment of (amount) Dollars $(_________) (the "Interest"), and desires that the Lessee execute and deliver to Agent and that Agent authenticate and deliver to the undersigned and to each Lessor a new Schedule I to the Participation Agreement evidencing the Commitment of the undersigned pursuant to Section 22.2 of the Lease. The undersigned hereby represents and warrants as of the date hereof to the addressees hereof as follows:

                 (a) The undersigned will be acquiring the Interest with funds which constitute general account assets and not assets of any separate account in which any employee benefit plan has any interest or with assets allocated to an insurance company pooled separate account as defined in ERISA Section 3(17) maintained by a Lessor which satisfies the requirements of U.S. Department of Labor Prohibited Transaction Class Exemption 90-1 with respect to the transactions contemplated by the Lease in order for such transactions to be exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code;

                 (b) The Interest is being acquired by the undersigned for investment and not with a view to the resale or distribution of such Interest or any part thereof, but without prejudice, however, to the right of the undersigned at all times to sell or otherwise dispose of all or any part of such Interest under a registration available under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act, it being understood that the disposition by the undersigned of the Interest to be purchased by the undersigned shall, at all times, remain entirely within its control;

                 (c) neither the undersigned nor any Person authorized to act on its behalf has directly or indirectly offered to sell any interests in the Collateral, the Interest or any security similar thereto, to, or otherwise approved or negotiated with respect thereto with, anyone other than the Lessors, and neither it nor any Person authorized to act on its behalf will so offer or sell in violation of
         Section 5 of the Securities Act of 1933, as amended, or securities or blue sky law of any applicable jurisdiction; and

                 (d) the undersigned agrees to treat its Interest for federal, state and local income and franchise tax purposes as indebtedness of the Lessee.

         The undersigned understands that the Interest has not been and will not be registered or qualified under the Securities Act of 1933, as amended, or any securities or "blue sky" laws of any jurisdiction and that no participant has an obligation to effect such registration or otherwise assist in the disposition of the Interest.


                                                 Very truly yours,

                                                 _______________________________


                                                 By:____________________________
                                                 Name Printed:__________________
                                                 Title:_________________________

                               EXHIBIT B TO LEASE

                  FORM OF LEASE SUPPLEMENT (Rykoff-Sexton, Inc. Lease)


         LEASE SUPPLEMENT (Rykoff-Sexton, Inc. Lease) dated
____________, 1994 (this "Lease Supplement") between RYKOFF-SEXTON, INC., a Delaware corporation (the "Lessee"), BA Leasing & Capital Corporation, Manufacturers Bank and Pitney Bowes Credit Corporation (the "Lessors") and BA LEASING & CAPITAL CORPORATION, not in its individual capacity, but solely in its capacity as Agent for the Lessors;

                             W I T N E S S E T H :

         WHEREAS, the Lessee, the Lessors and the Agent have heretofore entered into that certain Lease Intended as Security dated as of April 29, 1994 (the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Lease; and

         WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on each Delivery Date substantially in the form hereof for the purpose of confirming the acceptance and lease of certain Equipment, specifying the Rent applicable to such Equipment and setting forth certain other matters, all as required pursuant to the Lease;

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Agent, the Lessors and the Lessee hereby agree as follows:

         1. Inspection and Approval. The Lessee hereby acknowledges and confirms that it has inspected and approved the Equipment set forth on Schedule I hereto for all purposes of the Lease and the other Operative Documents and, as between the Lessors and the Lessee, such Equipment complies in all material respects with the specifications for such Equipment, is in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof. Lessee reaffirms, as to the Equipment set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessee set forth in Section 4.1 of the Lease.

         2. Delivery and Acceptance. The Lessors hereby confirm delivery and lease to the Lessee, and the Lessee hereby confirms acceptance of delivery and lease from the Lessors, under the

Lease as hereby supplemented, of the Equipment listed on Schedule I hereto.

         3. Functional Units. The Equipment set forth on Schedule I consists of one or more of the Functional Units set forth or referred to on Schedule Y to the Participation Agreement, provided that the Required Lessors may from time to time, in their reasonable discretion, direct the Agent to allocate such Equipment into different Functional Units so long as each Item of Equipment subject to the Lease is at all times part of a Functional Unit.

         4. Warranty. The Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Equipment set forth on Schedule I hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth at
Section 5.1 of the Participation Agreement as if made on the date hereof, including that the Equipment set forth on Schedule I hereto is free and clear of all Liens other than Permitted Liens.

         5. Term, Interim Period, Interest Rate and Supplement Balance. The term of this Lease Supplement shall commence on the date hereof and end on the Termination Date. The Interim Period, the Interest Rate, the Applicable Percentage and the amount of Rent due on each Payment Date are set forth, respectively, in the appropriate portions of Schedule II hereto. Schedule III hereto sets forth the respective portion of each installment of Rent payable on each Payment Date to be paid to each Lessor. Schedule IV hereto sets forth the Functional Unit Balance of each Functional Unit as of each Payment Date.

         6. Rent.

         (a) On the last day of the Interim Period, Lessee shall pay to Agent, for the benefit of the Lessors, the amount of the Interim Rent set forth at Schedule II.

         (b) On each Payment Date following the expiration of the Interim Period during the Initial Term and during each Renewal Term, Lessee shall pay to Agent, for the benefit of the Lessors, the amount of the Basic Rent and Renewal Rent as set forth at Schedule II hereto.

         7. Confirmation. The Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to the Agent, for the benefit of the Lessors, for each Functional Unit leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to Article XI of the Lease.

         8. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Equipment described in Schedule I hereto.

         9. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Lease Intended as Security, dated as of April 29, 1994", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         10. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         11. Governing Law. This Lease Supplement shall be governed by and construed in accordance with the laws and decisions of the State of California without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the Agent, Lessors and the Lessee have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.


RYKOFF-SEXTON, INC.,                                  BA LEASING & CAPITAL CORPORATION,
as Lessee                                             not individually, but solely
                                                      as Agent for the Lessors


By___________________________                         By____________________________
Name Printed:________________                         Name Printed:_________________
Title:_______________________                         Title:________________________


                                                      By____________________________
                                                      Name Printed:_________________
                                                      Title:________________________


LESSORS:
- - --------


PITNEY BOWES CREDIT                                   BA LEASING & CAPITAL CORPORATION
CORPORATION


By____________________________                        By____________________________
Name Printed:_________________                        Name Printed:_________________
Title:________________________                        Title:________________________


By____________________________                        By____________________________
Name Printed:_________________                        Name Printed:_________________
Title:________________________                        Title:________________________



MANUFACTURERS BANK


By____________________________
Name Printed:_________________
Title:________________________

                                   SCHEDULE I



Items of Equipment Purchased by Lessors
and Subject to this Lease Supplement Purchase Price


                              Functional Unit ___



                              Functional Unit ___


                              Functional Unit ___



                              Functional Unit ___

                                  SCHEDULE II


Delivery Date:                          ____________

Sum of Purchase Prices*:               $____________

Interest Rate:                          ____________


         "Applicable Percentage" shall mean, with respect to the end of the Initial Term and each Renewal Term, the percentage set forth below opposite each such date:

                                                                      Supplement
         End of                            Applicable Percentage        Balance
         ------                            ---------------------      ----------
         Initial Term                             ______%             $_________
         First Renewal Term                       ______%             $_________
         Second Renewal Term                      ______%             $_________
         Third Renewal Term                       ______%             $_________
         Fourth Renewal Term                      ______%             $_________
         Fifth Renewal Term                       ______%             $_________


A.       Interim Rent:                 $____________

         Interim Rent Payment Date:     ____________**


B.       Basic and Renewal Rent:

Payment            Principal                Interest              Total Rent
 Date              Component               Component              Installment
 ----              ---------               ---------              -----------



Totals:
                   =========               =========                ===========


__________________________________

 *Total of Purchase Prices set forth on Schedule I to Lease Supplement.

**This will be the last day of the Interim Period, i.e. the last day of the calendar quarter in which the Delivery Date occurs.

                                  SCHEDULE III


 Rent                         Total
Payment                       Rent
 Date                        Payment            BA Leasing            Manufacturers     Pitney
 ----                        -------            ----------            -------------     ------
_________, 19__              $                  $                     $                 $

_________, 19__              $                  $                     $                 $

_________, 19__              $                  $                     $                 $

                                  SCHEDULE IV


Functional                                    Payment                                    Functional
 Unit No.                                      Date                                     Unit Balance
 --------                                      ----                                     ------------